UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 -----------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       ------------------------------

       Date of report (Date of earliest event reported): March 5, 2003

                           FALMOUTH BANCORP, INC.
             (Exact Name of Registrant as Specified in Charter)

   Delaware                 01-13465                  04-3337685
(State or Other           (Commission               (IRS Employer
Jurisdiction of           File Number)             Identification No.)
Incorporation)


20 Davis Straits, Falmouth, MA                   02540
(Address of Principal Executive Offices)      (Zip Code)

     Registrant's telephone number, including area code: (508) 548-3500

                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4.      Not applicable.

Item 5.      Other Events and Required FD Disclosure

      Falmouth Bancorp, Inc. (the "Company"), the holding company for Falmouth Bank (the "Bank"), announced today that the Company will accrue a liability in the first quarter of 2003 of approximately $572,000, representing an estimate of the additional state tax liability, including interest (net of any federal and state tax deductions associated with such taxes and interest), relating to the deduction for dividends received from a real estate investment trust subsidiary (a "REIT") for the 2000, 2001, 2002 and five months of the 2003 fiscal year. The accrued liability is the result of new legislation signed March 5, 2003 by the Governor of Massachusetts that amends Massachusetts law to expressly disallow the deduction for dividends received from a REIT. This amendment applies retroactively to tax years ending on or after December 31, 1999. As a result of the enactment of this legislation, the Company has ceased recording the tax benefits associated with the dividend received deduction effective for the 2003 tax year and accrued the liability described above.

      The Company issued a press release relating to this matter on March 18, 2003, a copy of which is attached hereto as Exhibit 99.1.

      The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.      Not applicable.

Item 7.      Financial Statements and Exhibits

      (a) No financial statements are required to be filed with this report.

      (b) No pro forma financial information is required to be filed with this report.

      (c)    Exhibits

             The following Exhibit is filed as part of this report:

             EXHIBIT NO.:

             99.1   Press release dated March 18, 2003.

Items 8 through 12.      Not applicable.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FALMOUTH BANCORP, INC.

                                       By: /s/ Santo P. Pasqualucci
                                       ------------------------------
                                       Santo P. Pasqualucci
                                       President and Chief Executive
                                       Officer

Date: March 18, 2003

                                EXHIBIT INDEX

Exhibit                             Description
-------                             -----------
99.1        Press release dated March 18, 2003.